EXHIBIT 99.1

 LOGO

 Contact:  Niagara Corporation
           Michael Scharf, CEO
           (212) 317-1000


 For Immediate Release

 DOUGLAS TANSILL JOINS NIAGARA CORPORATION BOARD



      New York, March 13, 1998 - Niagara Corporation (Nasdaq:NIAG) announced today that Douglas T. Tansill has joined its Board of Directors. Mr. Tansill is a Managing Director at Paine Webber Incorporated and heads the Transportation Group in the Investment Banking Division.

      Niagara is the largest independent cold finished bar producer in the United States with facilities in Buffalo, New York; Chattanooga, Tennessee; Hammond and Griffith, Indiana; and Midlothian, Texas.